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                                                                   EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-31037) pertaining to the 1997 Key Employees' Stock Option Plan of RF Micro Devices, Inc., the Nonemployee Directors' Stock Option Plan of RF Micro Devices, the Employee Stock Purchase Plan of RF Micro Devices, Inc. and the RF Micro Devices 1992 Stock Option Plan of our report dated April 24, 1998, with respect to the financial statements and schedule of RF Micro Devices, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 1998.




                                         /s/ Ernst & Young LLP

Raleigh, North Carolina
June 26, 1998